EXHIBIT 10.16

[_____]

Contract for Packing Loans

China Construction Bank

Contract No.: [______]

Party A (Full Name): Shandong Caopu Arts & Crafts Co., Ltd.

Domicile: 2888 Qinghe Rd., Cao County

Zip Code: 274400

Legal Representative (Principal): Li Jinliang

Facsimile:                                     Telephone: [____]

Party B (the Lender) (Full Name): China Construction Bank Cao County Subbranch

Domicile: 18-8 Zhongxing Rd., Cao County	Zip Code: 274400

Principal:

Facsimile:	Telephone: [___]

Party A has submitted to Party B, on a voluntary basis, the original and amended original (if any) (L/C No.:   This Space Intentionally Left Blank   , L/C Amount (in words):    This Space Intentionally Left Blank   ) of documentary L/C in favor of Party A, and related materials, and has applied to Party B for a loan. Both sides hereto, through amicable consultation, agree to enter into this Contract which shall be strictly observed.

Article I Amount of Loan

Party A borrows from Party B a loan with an amount of RMB [_____] (Say RMB [____] Only).

Article II Term of Loan

The term of loan hereto is stipulated as [______] days from actual date of drawdown by Party A.

Article III Purpose of Loan

Party A shall use the funds herein to acquire, arrange for production of, transport and arrange for export of cargoes under the said L/C and shall not divert to any other purpose.

Article IV Prerequisites for Extension of Loan

Party B shall be obliged to extend a loan on the condition that all prerequisites hereunder are satisfied, unless otherwise waived, in whole or in part, by Party B.

1.	Party A has complete approval, registration, delivery, insurance and other legal formalities pertaining to the loan hereto in compliance with relevant laws, regulations and codes; and

2.	Party A has submitted related documents requested by Party B, including, but not limited to, certificates for purposes of loan, relevant L/C and its amended original; and

3.	Security, requested by Party B, has come into force and shall remain in effect; and

4.	Party A violates none of stipulations hereto; and

5.	Other prerequisites:

This Space Intentionally Left Blank

Article V Loan Interest Rate, Calculation and Settlement

1.	Interest rate and calculation of the said loan shall be agreed by the [___] method hereinbelow:

1)	The annual rate of the said loan hereto is This Space Intentionally Left Blank , on a day-to-day basis, and the interest shall be settled along with the principal.

2)
The annual rate of the said loan hereto is [___]%, on a day-to-day basis, and is calculated on a monthly basis, with the 20th day of each month as interest settlement date (daily interest rate = monthly interest rate/30).

3)	This Space Intentionally Left Blank

2.
The interest shall accrue from the actual date on which the funds are transferred to the account of Party A. Where the loan is made in RMB, the interest rate agreed herein shall remain unchanged during the duration of this Contract. Where the loan is made in any foreign currency, any adjustment to the interest rate aforementioned shall be otherwise agreed by both parties hereto.

3.
In the event that Party A makes repayment ahead of maturity, the interest shall accrue at the actual days of use and the rate specified hereinabove. Thereafter, the unliquidated amount shall remain fulfilled as stipulated herein.

Article VI Repayment

1.
Export proceeds from Party A or proceeds from export negotiation, bill purchased or other trade financing businesses (including, but not limited to, bill discounted under usance L/C, or purchase of receivables, forfaiting) conducted at Party B shall be used as immediate resource for repayment of loan principal, interest and other expenses. Each batch of export proceeds under the said L/C (partial shipment allowed) shall also be used as immediate resource for repayment of loan principal, interest and other expenses.

In the event that Party A could not make repayment in the aforesaid method owing to failure of delivery by Party A, presentation not constituting complying presentation by Party A or any other reasons, Party A shall make repayment by other funds.

In the event that the loan comes due, Party A shall liquidate principal, interest and other charges.

2.
During the term of the said loan, Party A is obliged to make prepayment in line with requests by Party B, in the event that any of occurrences mentioned hereinafter takes place: Party A, for any one reason, fails to make shipment in accordance with stipulations specified in the aforementioned L/C, or fails to present full set of documents under the aforesaid L/C, or Party A makes presentation to another bank; or Party A’s presentation is reviewed by Party B as not constituting complying presentation; or the issuing bank or confirming bank dishonors by non-acceptance for any reason, or funds under the aforesaid L/C fail to be collected in whole on schedule in accordance with stipulations under L/C terms for any reason; or any change to L/C terms is adverse to Party B, including, but not limited to, decrease of L/C amount, delay of payment, revocation of L/C, shortening of validity of L/C, adverse change during period of shipment, etc.

3.
In the event that Party A makes prepayment with its own funds other than export proceeds, Party A shall notify, in written form, [___] banking days prior to the prepayment date and acquire consent from Party B.

Article VII Rights & Obligations

1.	Party B shall grant the said loan as agreed herein.

2.
Party A shall present all documents under the said L/C to Party B within the validity of the said L/C and the period for presentation stipulated by the said L/C for export collection under the said L/C, and shall not make presentation to another bank.

3.
Party A is entitled to request Party B to keep the financial materials and business secrets, presented by Party A, confidential, unless otherwise ruled by laws, regulations and codes, requested by authorized agencies or stipulated by and between both sides hereto.

4.	Settlements, in whole, in RMB and foreign currencies hereto, for Party A, shall go through accounts opened at Party B.

5.	Party A shall repay loan principal, interest and relevant expenses, in whole, as agreed herein.

6.	Party A shall use the loan for purposes as agreed herein.

7.	Party A shall not request or accept amendment to the L/C terms or revoke the said L/C unless otherwise acquiring written consent from Party B or the Guarantor.

8.	Party A shall not consign the said L/C and rights and obligations under the said L/C unless otherwise acquiring written consent from Party B.

9.
Party A shall introduce uses of the packing loan and cargo export preparations under the said L/C, make shipment as requested in the said L/C, accept supervision by Party B, and present Party B full set of original clean documents under the said L/C.

10.	Party A shall guarantee authenticity and legality of underling transactions under the said L/C.

11.	Party A shall submit Party B true financial statements and relevant materials.

12.
Party A shall notify Party B in written form in [___] working days in the event of any alteration to registration items, covering legal representative (principal), domicile or site for business operation, registered capital or corporate (organizational) articles of association, etc.

13.
Party A shall not make use of any of transactions with affiliates to evade obligations to Party B; and shall not make false contracts with and among affiliated companies, use bills receivable, accounts receivable and other creditor’s rights without actual transactions to make discount or hypothecation at bankers, in a move to obtain bank capital or credit line.

14.
Where Party A is a group of companies, Party A shall advise, in time, Party B of transactions with affiliates involving more than 10% of net assets of Party A, including: (1) relationships among parties to transactions; (2) specific transactions and nature of transactions; (3) amount of each transaction or corresponding proportion; (4) pricing policy, including transactions involving no value or symbolic value.

Article VIII Default Liability

1.	Any one of occurrences hereunder happens to Party A shall endanger the claims of Party B:

1)	Party A violates any one of stipulations herein or Party A expresses explicitly or shows by actions that Party A would not fulfill any one of stipulations herein.

2)
Party B shall deem any one of occurrences hereunder as endangering the safety of claims herein: Party A’s involvement in contracting, trusteeship (takeover), leasing, shareholding system reform, investment, joint operation, merger, acquisition, restructuring, separation, joint venture, application for business suspension for rectification, application for dissolution, being revoked, (being applied for) application for bankruptcy, change to controlling shareholder/actual controller or transfer of substantial portion of assets, cease of production, interruption of business, being imposed stiff fines by authorities, being cancelled registration, being revoked license, involvement in major lawsuit, suffering major productive and operational difficulties, deterioration of financial condition, failure to exercise duties by legal representative or principal; failure to meet other matured debts by Party A (including debts due of Party A to Party B or other affiliates of China Construction Bank), or cheap transfer or free transfer of property, debt relief for a third party or providing guarantee for a third party, negligent in exercising obligatory rights or other rights, Party A’s shareholder(s) abusing of corporate independent legal entity and shareholder(s) limited liability, evasion of liabilities, or failure of providing, by Party A, property certificate independent of its shareholder(s)’ property; guarantee hereto not established, not yet effective, null and void, being revoked or dissolved, the Guarantor’s default and breach, or explicit expression or show by action of nonperformance of its guarantee responsibility, or loss of guarantee capability in whole or in part, reduction in value of security, etc., or other occurrences that might endanger creditor’s rights of Party B.

2.	Party B is entitled to adopt one or more than one methods hereinbelow in the event of any one of occurrences specified in Paragraph 1, Article VIII of this Contract.

1)	Suspend to grant the said loan to Party A, announce the loan becomes immediately due, request Party A repay immediately principal, interest and expenses of all mature and unmatured debts hereto.

2)
In the event that Party A fails to use the said loan for the purposes as agreed hereinabove, the amount embezzled by Party A shall accrue interest and compound interest at default interest rate and the method of settlement agreed herein starting from the date of use specified herein until settlement of principal and interest in whole. In the event that noninstallment of principal and interest on due date is stipulated herein, the amount embezzled by Party A shall accrue interest and compound interest at default interest rate on a quarterly basis starting from the date of use specified herein until settlement of principal and interest in whole. Where the loan is made in RMB, the default rate is [___]%; where the loan is made in one foreign currency, the default rate is     This Space Intentionally Left Blank     .

3)	Prior to the loan falls due, the interest not paid off on time by Party A shall accrue compound interest at the interest rate set forth herein and the method of settlement agreed herein.

Where the loan falls overdue, starting from the date overdue until settlement of principal and interest in whole, the loan principal and interest not paid off on time by Party A, including loan principal and interest declared by Party B falls due ahead of maturity in whole or in part, shall accrue interest and compound interest at past-due loan rate and the method of settlement stipulated herein; In the event that noninstallment of principal and interest on due date is stipulated herein, the loan principal and interest not paid off on time by Party A, including loan principal and interest declared by Party B falls due ahead of maturity in whole or in part, shall accrue interest and compound interest on a quarterly basis at past-due loan rate. Where the loan is made in RMB, the past-due loan rate is [____]%; where the loan is made in one foreign currency, the past-due loan rate is    This Space Intentionally Left Blank     .

Loan past due refers to the behavior that Party A fails to pay off loans due.

4)	Request Party A provide guarantee in line with requirements of Party B.

5)	Exercise security rights;

6)	Other remedy measures authorized by law.

Article IX Other Provisions

1.	Expense Bearing

Party A shall bear related expenses for lawyer’s service, insurance, assessment, registration, custody, appraisal, notarization hereto, unless otherwise stipulated.

Party A shall assume all actual costs incurred by Party B for protection of creditor’s rights, including, but not limited to, litigation fees, arbitration fees, property preservation fees, travelling expenses, execution fees, assessment fees, lot money, notarial fees, fees of service, lawyer’s fees, and so on.

2.	Transfer & Collection of Receivables

Party B is entitled to transfer all receivables under this Contract and collect corresponding funds (in RMB or other currencies) at the accounts of Party A opened with subordinates of China Construction Bank. Where formalities for foreign exchange sale and purchase or foreign exchange dealings are needed, Party A shall be obliged to assist party B to go through the formalities and bear exchange rate risks.

3.	Usage of Information of Party A

Party A shall agree to investigation, by Party B, on its business credit with the credit database approved and founded by The People's Bank of China and credit checking authorities, or at related agencies or organizations, and shall approve of Party B’s providing the information of Party A to the credit database approved and founded by The People's Bank of China and credit checking authorities. Party A shall also agree to Party B’s fair use and disclosure of the information of Party A for business needs.

4.	Announcement to Press

Party B is entitled to notify related agencies or organizations of any one of defaults occurred to Party A, and is entitled to make announcement to press for such defaults.

5.	Evidentiary Effect of Recordation of Party B

Unless otherwise credible and certain evidence to the contrary are tended, any of internal financial records of Party B containing principal, interest, expense and repayment, bills of documents and vouchers produced or preserved by Party B during the course of services, for Party A, involving drawdown, repayment, interest payment, etc., and dunning records and certificates constitutes established evidence effectively in proof of the relationship between Party A and Party B as debtor and creditor. Party A shall not raise an objection only to production or preservation, by Party B unilaterally, of recordation, transcription, bills of documents and certificates hereinabove.

6.	Reservation of Rights

Rights of Party B herein shall not influence or exclude its enjoying any other right in accordance with laws and regulations or other contracts. Any grace, extension, preference or moratorium on exercising any right herein against any default or delay shall not be deemed as waiver of such right and interest herein or permission or recognition of any breach of contract, nor restrict, deter or impede continual exercising of such right or exercising of any other rights, nor cause Party B to assume obligation and responsibility against Party A.

7.
Besides liabilities herein, Party A still owes other matured debts to Party B, Party B is entitled to transfer and collect funds (in RMB or other currencies) at the accounts of Party A opened with subordinates of China Construction Bank for the use of, for the first place, paying off any matured debt, and Party A shall agree not to raise an objection.

8.	Party A shall immediately notify Party B of any change, in writing, to its correspondence address or contact information. Any losses caused by untimely notification shall be at the expense of Party A.

9.
Interpretation of this Contract shall define genuine intention of terms of this Contract in compliance with principles hereinafter: the purpose of this Contract, wording, clauses and terms, trading practices and honesty and credibility.

10.	The Application for Packing Loan and other vouchers, documents, etc. shall be kept as appendices to this Contract and constitute an integral part hereof.

11.	Dispute Resolution

In the event that any dispute during the course of execution of this Contract is aroused, both parties hereto shall seek negotiated settlement. In the event that negotiation fails and both sides hereto have to turn to the way of [__]hereunder for a settlement.

(1)	Bring a lawsuit at the local court where Party B resides.

(2)
Submit their dispute to     This Space Intentionally Left Blank     arbitration commission (venue of arbitration:    This Space Intentionally Left Blank   ) in accordance with arbitration rules, of this commission, in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties hereto. In the event that the dispute or arbitration is now being solved, other clauses that involve no dispute shall continue to be exercised.

12.	Execution of Contract

This Contract shall come into effect unless preconditions hereunder are satisfied:

This Contract shall come into effect after being signed and sealed by the legal representative (principal) or authorized agent of Party A and being signed and sealed by the principal or authorized agent of Party B.

13.	This Contract is drawn up in [____].

14.	Other Stipulations

1)	This Space Intentionally Left Blank

2)	This Space Intentionally Left Blank

Article X Declarations

1.	Party A is well aware of the scope of business and authorizations of Party B.

2.
Party A has read through each clause hereof. Party B has given full explanations on terms herein in regard to request by Party A. Party A has full knowledge and understanding of connotations of each clause and corresponding legal consequences.

3.
Party A’s entering into and fulfillment of obligations of this Contract comply with laws, administrative regulations and rules, codes, and articles of association and internal documentation, and has acquired approval from internal powerful authority and/or state’s authority.

Party A: ____________________________

Legal Representative (Principal) or Authorized Agent: __________

Dated: ____________

Party B: ______________

Principal or Authorized Agent:  _________

Dated: ____________